TUHURA BIOSCIENCES, INC.

2026 INDUCEMENT EQUITY INCENTIVE PLAN

Adopted September 10, 2026

1. Purpose; Effective Date; Nasdaq Inducement Rules.

(a) Purpose. The TuHURA Biosciences, Inc. 2026 Inducement Equity Incentive Plan (the “Plan”) is intended to provide equity-based and cash incentive awards that qualify as employment inducement awards under the Nasdaq Rule. The Plan is intended to attract outstanding individuals to enter into employment with the Company or its Subsidiaries by offering such individuals the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, in each case as a material inducement to entering into employment with the Company or a Subsidiary.

(b) Effective Date; Separate Plan. The Plan shall become effective as of the date on which it is adopted by the Board (the “Effective Date”). The Plan will terminate as provided in Section 15. The Plan is intended to be a separate plan for purposes of the Nasdaq Rule, and Awards granted under the Plan are intended to be made without stockholder approval in reliance on the employment inducement exception provided by the Nasdaq Rule. Awards outstanding under any other equity compensation plan maintained by the Company or any Subsidiary shall remain outstanding and continue to be subject to the terms and conditions of the applicable plan and award agreements.

2. Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a) “Administrator” means the Board or the Committee; provided that, solely with respect to ministerial matters that do not involve the designation of Participants, the grant of Awards or any other action required by the Nasdaq Rule to be taken by the Committee or independent directors, the term “Administrator” shall also mean any committee, subcommittee or officer of the Company to whom administrative authority has been delegated as permitted by Section 3(b).

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Applicable Exchange” means the national securities exchange or automated trading system on which the Stock is principally traded at the applicable time.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, or any other type of award permitted under this Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, with respect to a Participant, one of the following, which are listed in order of priority:

(i) the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate; or if none then

(ii) the meaning given in the Award agreement; or if none then

(iii) the Administrator determines that such Participant has: (A) committed any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (B) attempted to commit or participate in a fraud or act of dishonesty against the Company or an Affiliate; (C) intentionally and materially violated any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (D) used or disclosed the Company’s (or an Affiliate’s) confidential information or trade secrets in an unauthorized manner; or (E) committed gross misconduct.

(g) A “Change of Control” shall be deemed to occur upon the first to occur of the following events:

(i) a Person (other than an Excluded Person) either (A) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having the right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors then in office, or (B) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

(ii) Continuing Directors shall for any reason cease to constitute a majority of the Board; or

(iii) the Company disposes of all or substantially all of the business of the Company to a party or parties other than a Subsidiary or other Affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of the Company’s assets (including stock of a subsidiary of the Company) or otherwise; or

(iv) there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities.

Notwithstanding the foregoing, (A) no Change of Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions; and (B) for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of “Change of Control” shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who meet the definition of “non-employee director” under Rule 16b-3(b)(3) promulgated under the Exchange Act to the extent necessary for the Plan and Awards to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent necessary for Awards to qualify as employment inducement awards under the Nasdaq Rule, who satisfy the independence requirements of the Applicable Exchange.

(j) “Company” means TuHURA Biosciences, Inc., a Nevada corporation, or any successor thereto.

(k) “Continuing Director” means a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office.

(l) “Director” means a member of the Board.

(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o) “Excluded Person” means (i) the Company or its Subsidiaries, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

(p) “Fair Market Value” means, as of a given date, the closing sale price of a Share on the Applicable Exchange on such date or, if there shall be no such sale on such date, on the next preceding day on which such a sale shall have occurred; provided that, if so determined by the Administrator, Fair Market Value may instead mean a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within thirty (30) days before or thirty (30) days after the applicable date, as determined by the Administrator in its discretion; provided further that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria; provided that, to the extent required to secure an exemption from Code Section 409A, Fair Market Value shall be determined using a reasonable application of a reasonable valuation method. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(q) “Nasdaq Rule” means Nasdaq Listing Rule 5635(c)(4), any applicable interpretive material and any successor rule or provision.

(r) “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(s) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(t) “Participant” means an individual who satisfies the eligibility requirements of Section 4 and is selected by the Administrator to receive an Award.

(u) “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or its or their business units (or any combination thereof) with respect to the following measures: (a) net earnings or net income; (b) operating earnings or operating income; (c) pretax earnings; (d) earnings per share; (e) share price, including growth measures and total stockholder return; (f) earnings before interest and taxes and related margin; (g) earnings before interest, taxes, depreciation and/or amortization and related margin; (h) sales or revenue growth, whether in general, by type of product, application or service, or by type of customer; (i) gross or operating profit or margins; (j) return measures, including return on assets, capital, investment, equity, sales or revenue; (k) economic value add with or without a capital charge; (l) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (m) productivity ratios; (n) expense targets; (o) market share; (p) financial ratios as provided in credit agreements of the Company and its Subsidiaries and interest expense; (q) working capital targets; (r) completion of acquisitions of businesses or companies; (s) completion of divestitures and asset sales; (t) operating metrics; and (u) any combination of any of the foregoing business criteria and associated margins. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(v) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(w) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(x) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(y) “Plan” means this TuHURA Biosciences, Inc. 2026 Inducement Equity Incentive Plan, as it may be amended from time to time.

(z) “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(aa) “Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the Company’s common stock, par value $0.001 per Share.

(dd) “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time measured as the excess of (i) the Fair Market Value of the Shares subject to the SAR at the time of exercise over (ii) the grant price of the SAR, as established on the date of grant.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, and subject to the Nasdaq Rule, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. Any grant of an Award intended to qualify as an employment inducement award under the Nasdaq Rule must be approved by the Committee or by a majority of the Company’s independent directors. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board or the Committee may delegate ministerial administrative authority under the Plan to another committee of the Board, to a subcommittee of the Committee, or to one or more officers of the Company; provided that no such delegation shall include authority to designate Participants, grant Awards, determine the number of Shares subject to Awards or take any action required by the Nasdaq Rule to be taken by the Committee or independent directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers solely to the extent of such permitted delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility. Only an individual who is eligible to receive an employment inducement award within the meaning of the Nasdaq Rule may be designated as a Participant or receive an Award under the Plan. Awards may be granted only as a material inducement to an individual’s entering into employment with the Company or a Subsidiary, and only to an individual who was not previously an employee or Director of the Company or any Subsidiary, or who is commencing employment with the Company or a Subsidiary following a bona fide period of non-employment with the Company and its Subsidiaries. Consultants, advisors, Non-Employee Directors and current employees are not eligible to receive Awards under the Plan unless the Award qualifies as an employment inducement award under the Nasdaq Rule. The Administrator may in its discretion adopt procedures from time to time to ensure that a prospective employee is eligible to participate in the Plan prior to the granting of any Awards to such individual under the Plan, including without limitation a requirement that each such prospective employee certify to the Company prior to the receipt of an Award under the Plan that he or she has not been previously employed by the Company or any Subsidiary (or if previously employed, has had a bona fide period of non-employment) and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company or a Subsidiary. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan and the Nasdaq Rule, the Administrator may grant any type of Award to any Participant it selects, provided that each Award must qualify as an employment inducement award under the Nasdaq Rule. No Option may be granted as an incentive stock option within the meaning of Code Section 422, and each Option granted under this Plan shall be treated as a nonqualified stock option of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award or any other compensation right, including compensation forfeited by a Participant in connection with commencing employment with the Company or a Subsidiary.

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of Five Million (5,000,000) Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b) Depletion and Replenishment of Shares Under this Plan.

(i) The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

(ii) To the extent (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award, or (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (I) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right, (II) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations, or (III) Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises.

7. Options.

(a) General. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (i) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (ii) the number of Shares subject to the Option; (iii) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (iv) the terms and conditions of vesting and exercise; (v) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (vi) the manner of payment of the exercise price. Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

(b) Payment of Exercise Price. To the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) by any combination of (i), (ii) and/or (iii).

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance and Stock Awards.

(a) General. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

(b) Stockholder Rights. Except to the extent the Administrator provides otherwise and subject to the restrictions set forth in Section 11(a), holders of Restricted Stock and Stock shall have the right to vote the Shares subject to such Awards and the right to receive any dividends declared or paid with respect to such Shares. Except to the extent the Administrator provides otherwise, holders of other types of Awards shall not have any rights as stockholders of the Company with respect to such Awards. A holder of Restricted Stock Units, Performance Shares or Performance Units shall have no rights other than those of a general creditor of the Company; such Awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Plan and the applicable Award agreement.

10. [Intentionally Left Blank].

11. Dividends and Dividend Equivalent Units.

(a) Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, SARs or any other stock-based award that is not a grant of Stock, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.

(b) Dividends. If cash dividends are paid while Restricted Stock is unvested, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional Shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying Shares of Restricted Stock vests.

(c) Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Restricted Stock Units, Performance Shares or Performance Units. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the underlying Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the underlying Award. The Administrator will determine all other terms and conditions of each award of Dividend Equivalent Units. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the underlying Award vests and is paid.

12. Other Stock-Based Awards. Subject to the terms of this Plan and the Nasdaq Rule, the Administrator may grant to a Participant shares of unrestricted Stock or other stock-based Awards as a material inducement to entering into employment with the Company or a Subsidiary, including as replacement for compensation forfeited by the Participant, in lieu of cash sign-on compensation, in exchange for cancellation of a compensation right, or as a sign-on or employment inducement bonus.

13. Discretion to Accelerate Vesting. The Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the

Administrator), retirement, or termination without Cause, or as provided in Section 17(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

14. Transferability. Awards may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) otherwise transfer an Award; provided, however, that (i) in each case the assignee shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award, and (ii) with respect to clause (c) the Participant may not receive consideration for such a transfer of an Award.

15. Term of Plan; Termination and Amendment; Survival; Repricing and Backdating Prohibited; Foreign Participation; Deferrals.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on, and no further Awards may be granted under this Plan after, the tenth (10th) anniversary of the Effective Date.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) if required by applicable law or listing requirements, and except as provided in Section 17 relating to adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of Shares available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which Shares may be issued or purchased under the Plan, or (E) materially extends the term of the Plan; and

(iii) except as otherwise provided in the Plan or an Award agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s consent.

If the Board or the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Board or the Administrator, as applicable, the Board or Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of any principal securities exchange or any Applicable Exchange.

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any Applicable Exchange; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination or a breach of a material Company policy, any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by the Company, including, but not limited to any clawback pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to the Company from time to time. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may, without stockholder approval (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities; or (iv) take any other action with respect to an Award that would be treated as a repricing under generally accepted accounting principles. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

(g) Deferrals. The Administrator may permit or require the deferral of any Award or Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish. Any such deferrals shall be made in a manner that complies with Code Section 409A.

16. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i) If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii) If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (I) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (II) tender back Shares received in connection with such Award or (III) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

(iii) Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, or (ii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment and Change of Control Provisions.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of shares subject to this Plan (including the number and type of shares described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Effect of Change of Control.

(i) Upon a Change of Control, except to the extent otherwise provided in an applicable Award agreement, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:

(A) Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(B) If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

(C) Upon the Participant’s termination of employment within two (2) years following the Change of Control (1) by the successor or surviving corporation without Cause, (2) by reason of death or disability, or (3) by the Participant for “good reason,” as defined in any Award agreement or any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination. In the event of any other termination of employment within two (2) years after a Change of Control that is not described herein, the terms of the Award agreement shall apply.

(ii) To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change of Control), then, except to the extent otherwise provided in an applicable Award agreement or another agreement between the Participant and the Company or an Affiliate, or unless the Administrator otherwise determines:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall either (I) become immediately exercisable and remain so for a period of fifteen (15) days prior to the consummation of the Change of Control (with any exercisability being conditioned and effective upon such consummation and any unexercised Options or SARs terminating upon such consummation) or (II) be cancelled (whether or not then vested) on the date of the Change of Control in exchange for a payment in cash or securities having a value (as determined by the Administrator) equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be cancelled for no consideration;

(B) Restricted Stock and Restricted Stock Units (that are not Performance Shares or Performance Units) that are not then vested shall vest in full as of immediately prior to the Change of Control and may, in the Administrator’s discretion, be cancelled in exchange for a payment in cash or securities having a value (as determined by the Administrator) equal to the Change of Control Price of the Shares covered by the Award that is so cancelled;

(C) All Performance Shares and Performance Units for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Shares and Performance Units for which the performance period has not expired shall be cancelled in exchange for a payment in cash or securities having a value (as determined by the Administrator) equal to the amount that would have been due under such Award(s), valued assuming that the target Performance Goals had been met at the time of such Change of Control;

(D) All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

(E) All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash or securities based on the value of the Award.

“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d) Application of Limits on Payments. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated in the following manner and order: any such reduction or elimination in rights, payments and benefits shall be applied first against the latest scheduled cash payments; then current cash payments; then any equity or equity derivatives that are included under Code Section 280G at full value rather than accelerated value (with the highest value reduced or eliminated first); then any equity or equity derivatives included under Code Section 280G at an accelerated value (and not at full value) shall be reduced or eliminated with the highest value reduced or eliminated first (as such values are determined under Treasury Regulation 1.280G-1, Q&A 24); finally any other non-cash benefits will be reduced or eliminated in the order of latest scheduled payments to earliest scheduled payments.

18. Effect of Termination on Awards.

(a) Termination for Cause. If a Participant’s employment or service is terminated for Cause, then all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. In addition, if the Participant’s employment or service ends for any reason other than Cause, but the Company later determines that the Participant could have been terminated for Cause if all the facts had been known to the Company, then all Awards and grants of every type, whether or not then vested, shall terminate and be forfeited as soon as the Company makes such determination and the Company may require the Participant to disgorge any profits that the Participant earned from the settlement of any Award between the date of the Participant’s termination of employment and the date of the Company’s determination to the maximum extent permitted by applicable law.

(b) Other Terminations. If a Participant’s employment or service terminates for any reason other than Cause, then the Participant’s Awards will be treated in accordance with the terms of the Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of the Participant’s termination of employment or service on the Participant’s Awards, or to the extent no such agreement discusses the effect of the applicable termination, then in accordance with the terms of the applicable Award agreement.

19. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six (6) months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated with or without consideration.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations, including the Nasdaq Rule, and to such approvals by any governmental agencies or national securities exchanges as may be required. Promptly following the grant of any Award in reliance on the Nasdaq Rule, the Company shall make any public disclosure required by the Nasdaq Rule, including disclosure of the material terms of the Award, the recipient of the Award and the number of Shares involved. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409A(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(g) Governing Law; Waiver of Jury. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Nevada, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be brought and determined in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. Except to the extent otherwise provided in the applicable Award agreement, in the case of any Award that includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Award holder’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.

(j) Severability. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any Award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.